EXHIBIT 3.3
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of this 24th day of September, 1997 between CHIQUITA BRANDS
   INTERNATIONAL, INC., a New Jersey corporation ("Chiquita"), and Ann Jackson and Richard Jackson, acting in their capacity as shareholders representatives ("Shareholders Representatives") for the individuals listed on the attached Exhibit A ("Shareholders").

                                    Premises:

         The Shareholders are entitled to receive shares (the "Common Shares") of Chiquita's issued and outstanding capital stock, par value thirty-three cents ($.33) per share ("Common Stock") and shares (the "Preferred Shares") of Chiquita's issued and outstanding $2.50 Convertible Preferred Stock, Series C (liquidation preference of $50.00 per share) ("Preferred Stock")in connection with the merger of each of Owatonna Canning Company, Olivia Canning Company, Midwest Foods, Inc. and Goodhue Canning Company (collectively the "Companies") into Chiquita.

         In connection with the issuance of the Common Shares and the Preferred Shares to the Shareholders, Chiquita agreed to provide the Shareholders with certain rights to require Chiquita to register with the Securities and Exchange Commission (the "Commission") and applicable state securities law agencies the sale by the Shareholders of Common Shares and shares of Common Stock into which the Preferred Shares are converted (collectively the "Registrable Shares").

         Pursuant to Section 3.1 of the Agreement and Plan of Merger between Chiquita and the Companies dated as of August 22, 1997 ("Plan of Merger"), Ann Jackson and Richard Jackson have been designated the representatives of the Shareholders for the purposes of this Agreement. Section 3.1 of the Plan of Merger provides for and describes the authority, rights and responsibilities of the Shareholders Representatives and gives the Shareholders Representatives the authority to execute this Agreement on behalf of each Shareholder.

         Based on these premises, the parties agree as follows:

                                    Agreement:

         1.  Demand Registration Rights.

         1.1.On  one occasion, after  completion of  the process  set forth in
   Section 2 to determine which Registrable Shares are to be included in the request and upon the written request of the Shareholders Representatives given no later than 45 days before the first anniversary of the Closing Date, as that term is defined in the Plan of Merger, Chiquita will prepare and file with the Commission and any state securities law agencies as the Shareholders Representatives may reasonably request, promptly after such request and in no case more than thirty (30) days after receipt of such






   request, and thereafter use its best efforts to cause to become effective a registration statement (the "Registration Statement") on Form S-3 (or such other form then available for such registration) under and complying with the Securities Act of 1933, as amended (the "Act"), covering such number of Registrable Shares as shall be specified in the Shareholders Representatives' request; provided, however, that such request shall not include more than 500,000 or less than 200,000 Registrable Shares, appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected. The right to request the preparation and filing of the Registration Statement is limited to one (1) request to Chiquita by the Shareholders Representatives on behalf of all of the Shareholders collectively, whether or not all the Shareholders participate in the request. For the purposes of this Agreement, all Shareholders whose Registrable Shares are covered by the Registration Statement shall be referred to as "Selling Shareholders" and all such Registrable Shares shall be referred to as "Registration Shares".

         1.2.Chiquita does not guarantee or provide any assurance that the Selling Shareholders will be able to sell any Registration Shares nor, if sold, at what price they may be sold. Moreover, Chiquita has no obligation to provide an underwriter to assist the Selling Shareholders in selling Registration Shares. However, Chiquita will cooperate with a managing underwriter engaged by the Shareholders Representatives or the Selling Shareholders for the purpose of selling the Registration Shares, provided the managing underwriter is a nationally recognized investment banking firm and is consented to by Chiquita, which consent will not be unreasonably withheld.

         1.3.Chiquita  shall be  entitled  to  postpone the  filing  with  the
   Commission of  the Registration Statement,  or any pre-effective  amendment thereto,  or a  request for  the acceleration of  the effectiveness  of the
   Registration Statement  for  a  period to  be specified  by  Chiquita in  a notice to the Shareholders Representatives if:  (a)(i) in the sole judgment of Chiquita,  based  on advice  of  counsel,  it  would be  appropriate  to disclose  in the prospectus  forming a  part of  the Registration Statement information not  otherwise then required by  law to  be publicly disclosed, and (ii) in Chiquita's sole judgment, such disclosure or the filing of  the
   Registration Statement,  or any amendment thereto,  is likely to  interfere with  any  existing  or  prospective  business  situation,  transaction  or negotiation of Chiquita or  any of its subsidiaries  or affiliates, or  (b)
   Chiquita or any of its subsidiaries would  be required, as a result  of the filing  of the Registration Statement, to prepare  any financial statements other  than those  which  it or  they customarily  prepare in  the ordinary course of  its or their  business, or (c)  in Chiquita's  sole judgment, it would be detrimental to a pending or  proposed material equity financing by
   Chiquita  to  proceed  with  the  filing  of  the  Registration  Statement;
   provided, that the duration of all such postponements shall not exceed,  in the aggregate, ninety (90) days; and  provided further, that Chiquita shall promptly make  such filing  as soon as  the conditions which  permit it  to postpone such filing no longer exist  (or the 90-day aggregate postponement period  shall have otherwise  expired); and  provided further,  that in the event of any such postponement, the  requesting Shareholders shall have the right to withdraw their request for registration at  any time prior to five





   business days before the end of the postponement period specified in Chiquita's notice to the Shareholders Representatives, and such withdrawn request shall not be considered the request for registration provided for under Section 1.1 hereof.

         1.4. If the method of distribution of the Registration Shares proposed to be used is not reflected in the prospectus (including any supplements  thereto) forming  a part  of the  Registration Statement,  the
   Shareholders Representatives shall promptly provide Chiquita with a description of such method of distribution contemplated by the Selling Shareholders, and Chiquita shall file any and all amendments and supplements necessary to include such description in the Registration Statement.

         2.  Covenants of the Shareholders.

         2.1If a Shareholder wishes the Shareholders Representatives to request a registration as provided for under Section 1.1 hereof, that Shareholder shall notify the Shareholders Representatives who shall promptly give notice of such request to Chiquita and to all Shareholders at the last address known to such Shareholders Representatives. No later than 15 days after the Shareholders Representatives send such notice to Chiquita and the Shareholders, each Shareholder who desires to sell Registrable Shares pursuant to such request shall notify the Shareholders Representative in writing indicating the number of Registrable Shares such Shareholder desires to sell. If the aggregate number of Registrable Shares requested to be registered exceeds the limit provided for in
   Section 1.1 hereof, the Shareholders Representatives shall allocate the number of Registrable Shares to be sold on a basis proportionate to the number of Registrable Shares owned by the requesting Shareholders on the date of the notice (the "Notice Date") from the Shareholders Representatives; provided, that, in the event the Adjustment Date (as defined in the Plan of Merger) occurs after the Notice Date and before the effective date of the Registration Statement, such allocation shall be on a basis proportionate to the number of Registrable Shares owned by the requesting Shareholders on the date immediately following the Adjustment Date.

         2.2.The request for registration made by the Shareholders Representatives pursuant to Section 1.1 shall specify the number of
   Registrable Shares included in the request, express the requesting Shareholders' present intention to offer such Registrable Shares for distribution and contain an undertaking by the Shareholders Representatives on behalf of the requesting Shareholders to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit Chiquita to comply with its obligations under this Agreement and all applicable requirements of the Commission and to obtain acceleration of the effective date of the Registration Statement.

         2.3 If Chiquita gives the Shareholders Representatives a notice as provided for in Section 3.4, the Shareholders Representatives and the






   Selling Shareholders will immediately cease any disposition of Registration Shares pursuant to the Registration Statement until Chiquita notifies the Shareholders Representatives pursuant to Section 3.5 that a prospectus supplement has been filed or an amendment to the Registration Statement has been declared effective by the Commission or that any stop order or other suspension has been lifted, provided that, if such supplement or amendment relates to a misstatement or omission relating to any information included in the Registration Statement by or about Chiquita, then the effectiveness period required under Section 3.1 shall be deemed tolled from the date of Chiquita's notice pursuant to Section
   3.4  through the  date of  Chiquita's notice  pursuant to Section  3.5 that
   such  amendment   or  supplement  has  been   declared  effective  by   the
   Commission.

         2.4 If the Shareholders Representatives believe, or receive information to the effect that, the prospectus (including any supplements thereto) forming part of the Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent such facts or statements relate to information provided to Chiquita by, or on behalf of, the Shareholders for inclusion in the Registration
   Statement, then the Shareholders Representatives will promptly notify Chiquita in writing.

         3.Covenants of Chiquita.

         So  long  as  Chiquita  is  under   an  obligation  pursuant  to  the
   provisions of Section 1 hereof:

         3.1.Chiquita will prepare and file with the Commission such amend-ments and supplements to the Registration Statement and the prospectus forming part of the Registration Statement as may be necessary to keep the Registration Statement effective for such period as shall be necessary to complete the distribution of the Registration Shares, but in no event for longer than the earlier to occur of 90 days after the Registration Statement has been declared effective by the Commission (subject to extensions as are contemplated by Section 2.3) and one year after the Closing Date;

         3.2.Once the Registration Statement has been declared effective by the Commission, Chiquita will cause copies of the prospectus forming a part of the Registration Statement, and any supplement thereto, to be mailed or delivered to the New York Stock Exchange so that the Selling Shareholders may rely on Rule 153 under the Act. Notwithstanding the immediately preceding sentence, Chiquita will furnish to the Shareholders Representatives such number of copies of the prospectus forming a part of the Registration Statement, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Shareholders Representatives may reasonably request in order to facilitate the sale of the Registration Shares;







         3.3.Chiquita will use reasonable efforts: (a) to register or qualify, not later than the effective date of the Registration Statement, the Registration Shares under the securities or Blue Sky laws of such jurisdictions within the United States as the Shareholders Representatives may reasonably request, and (b) to do any and all other reasonable acts or things which may be necessary or advisable to enable the Selling Shareholders to consummate the public sale or other disposition in such jurisdictions of such Registration Shares; provided, however, that Chiquita will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject;

         3.4.Chiquita will promptly notify the Shareholders Representatives in writing if (a) a stop order has been issued by the Commission or any other suspension of effectiveness of the Registration Statement has
   occurred  or   (b)  Chiquita   believes  the   prospectus  (including   any
   supplements thereto) forming part of the Registration Statement may contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         3.5  As  soon after the occurrence of  an event specified in  Section
   3.4 or 2.4 as may be practicable, at the request of the Shareholders Representatives, Chiquita will, in the case of an event specified in
   Section 3.4(a), use reasonable efforts to cause the withdrawal of any order suspending the effectiveness of the Registration Statement to be obtained and, in the case of an event specified in Section 3.4(b) or 2.4, prepare and file with the Commission and the New York Stock Exchange, and provide copies to the Shareholders Representatives of, a supplement to the prospectus or an amendment to the Registration Statement as may be necessary to meet the requirements of the Act. After any order suspending the effectiveness of the Registration Statement has been withdrawn or any supplement to the prospectus has been filed or any amendment to the Registration Statement has been declared effective, Chiquita will immediately notify the Shareholder Representatives.

         3.6.Chiquita will use reasonable efforts to furnish, at the request of the Shareholders Representatives or any underwriter of the Registration Shares, an opinion of legal counsel to Chiquita, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Act; and

         3.7.Chiquita will enter into an underwriting agreement with a managing underwriter retained by the Shareholders Representatives or the
   Selling Shareholders in connection with an offering pursuant to the Registration Statement, which agreement will contain representations, warranties and agreements customarily included by an issuer in underwriting agreements with respect to a secondary distribution.

         4.  Costs and Expenses.







         4.1.With respect to the registration request under Section 1.1 hereof, Chiquita shall bear all Preparation Costs and Registration Costs (as defined below) and the Selling Shareholders shall bear all Selling Shareholder Costs (as defined below).

         4.2.For purposes hereof, (a) "Preparation Costs" means the entire cost and expense of preparing the Registration Statement, including, without limitation, all printing expenses, the fees and expenses of Chiquita's counsel and its independent accountants, the fees and expenses of counsel and accountants of the Selling Shareholders in an amount up to $7,500, all other out-of-pocket expenses incident to the preparation and printing of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the Registration Shares, and the costs and expenses incurred in connection with the qualification of the Registration Shares under Blue Sky or other state securities laws of such jurisdictions within the United States as the Shareholders Representatives reasonably request, (b) "Registration Costs" means all registration and filing fees payable to the Commission or any state securities law agency, and (c) "Selling Shareholder Costs" means the fees and expenses of counsel and accountants of the Selling Shareholders in excess of $7,500 and all transfer taxes, underwriting discounts and commissions attributable to Registration Shares.

         5.Indemnification.

         5.1.Chiquita will indemnify the Shareholders Representatives, the Selling Shareholders and each underwriter of Registration Shares, as well as any persons, if any, who control such Selling Shareholders or underwriters, against all claims, losses, damages, liabilities, costs and expenses (including reasonable attorney and accountant fees and all reasonable expenses incurred in discovery proceedings, as witnesses or in preparation for any judicial or administrative proceedings) incurred by any such indemnified party arising out of or related to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the prospectus forming a part of the Registration Statement or any related notification or similar filing under the securities laws and the rules and regulations thereunder of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, except insofar as the same may have been based upon information furnished in writing to Chiquita by the Selling Shareholders, the Shareholders Representatives or such underwriter expressly for use therein and used in accordance with such writing.

         5.2.The Selling Shareholders will: (a) furnish to Chiquita, through the Shareholders Representatives, such information concerning them as may be requested by Chiquita and which, Chiquita is advised by its legal counsel, is necessary or required by then applicable securities laws and the rules and regulations thereunder in connection with the Registration






   Statement or qualification of the Registration Shares, and (b) indemnify Chiquita, its officers and directors and each underwriter of the
   Registration Shares (and any persons who control Chiquita or any such underwriter) against all claims, losses, damages, liabilities, costs and expenses (including reasonable attorney and accountant fees and all reasonable expenses incurred in discovery proceedings, as witnesses or in preparation for any judicial or administrative proceedings) incurred by any such indemnified party arising out of or related to any untrue statement or alleged untrue statement of material fact contained in such information or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances then existing, but only to the extent such information is furnished in writing to Chiquita by the Selling Shareholders or the Shareholders Representatives or, on behalf of the Selling Shareholders or the Shareholders Representatives, by an underwriter of Registration Shares, in any event expressly for use in the Registration Statement, the prospectus forming a part of the Registration Statement or any related notification or similar filing under the securities laws and the rules and regulations thereunder of any jurisdiction and such information is used in accordance with such writing.

         5.3.If any action is brought or any claim is made against any party entitled to be indemnified pursuant to this Section 5 in respect of which indemnity may be sought against the indemnitor pursuant to this Section 5, such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Any such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of such indemnified party), in either of which events such fees and expenses of not more than one additional counsel for such indemnified party shall be paid by the indemnitor. The failure to deliver written notice to the indemnitor within a reasonable time of the commencement of any such action or the making of any such claim, if materially prejudicial to the indemnitor's ability to defend such action, shall relieve such indemnitor of any liability to the indemnified party under this Section 5.3, but the failure to deliver any such written notice to the indemnitor will not relieve it of any liability that it may have to any indemnified party otherwise than pursuant to this Section 5.3 of this Agreement. Anything in this Section 5 to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent, which consent will not be unreasonably withheld.







         5.4.If the indemnification provided for in this Agreement is unavailable or insufficient to hold harmless an indemnified party in respect of any claims, losses, damages, liabilities or expenses referred to herein, as determined by a court of competent jurisdiction, then each indemnitor shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnitor, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions which resulted in such claims, losses, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnitor, on the one hand, or the indemnified party on the other hand, and the parties'
   relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Chiquita and the Shareholders agree that it would not be just and equitable if contributions pursuant  to this  Section 5.4  were determined  by pro  rata allocation or by any other method of allocation which would not take account of the equitable considerations referred to in this Section 5.4. The amount paid or payable by an indemnitor as a result of the claims, losses, damages, liabilities or expenses referred to in this Section 5.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who is not also guilty of such fraudulent misrepresentation.

         6. Miscellaneous.

         6.1.Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if: (a) delivered personally or by courier, or (b) sent by registered or certified mail, postage prepaid, or
   (c) sent by confirmed facsimile with the original to follow by first-class mail, postage prepaid, as follows:

   If to Chiquita:

                           Chiquita Brands International, Inc.
                           250 East Fifth Street
                           Cincinnati, Ohio 45202
                           Attention: General Counsel
                           Facsimile No.: 513-784-6691

   If to the Shareholders Representatives:

                           Ann Jackson
                           2415 Addison






                           Houston, Texas 77030

   and

                           Richard Jackson
                           6648 Rutgers
                           Houston, Texas 77005

   or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date it is delivered, received by facsimile transmission or three days after it has been mailed.

         6.2.This Agreement shall be binding upon, and shall inure to the benefit of, Chiquita and the Shareholders Representatives and their respective permitted successors and assigns.

         6.3.This Agreement shall be governed by and construed under the laws of the State of Ohio.

         6.4.The rights granted to the Shareholders under this Agreement: (a) apply only to the Registrable Shares and the Preferred Shares, (b) are personal to the Shareholders and shall not be assignable in whole or in part by any of the Shareholders, except by will or applicable law in the event of death, (c) shall terminate as to any Registrable Shares or Preferred Shares which are sold, assigned or otherwise transferred by the Shareholders, except as permitted by Section 6.4(b), and (d) shall terminate in full on the first anniversary of the Closing Date.

         6.5.This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         6.6 The Shareholders Representatives shall be entitled to reimbursement for out-of-pocket expenses incurred by them in acting on behalf of the Shareholders pursuant to this Agreement from the Expenses Fund (as defined in the Plan of Merger). Section 3.1 of the Plan of Merger (which sets forth, among other things, the authority of the Shareholders Representatives and limitations on the liability of the Shareholders Representatives) shall be deemed incorporated into this Agreement by reference.

         Intending to be legally bound, the parties have executed this Agreement as of the date first above written.

                                 CHIQUITA BRANDS INTERNATIONAL,INC.

                                 By: /s/ Robert W. Olson
                                 Title:  Senior Vice President, General
                                 Counsel and Secretary


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                                 /s/ Ann Jackson
                                      Ann Jackson
                                 Shareholders Representative

                                 /s/ Richard Jackson
                                 Richard Jackson
                                 Shareholders Representative














































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